WAIVER AND MODIFICATION

        The Chase Manhattan Bank, N.A. ("Chase") has been advised that Del Global Technologies Corp. ("Del") intends to file a Form S-2 Registration Statement (the "Impending Registration Statement") with the Securities and Exchange Commission (the "SEC") within approximately the next 60 days, pursuant to which Del shall register approximately 2,000,000 shares of its common stock, par value $.10 ("Common Stock").

        Pursuant to a Warrant Agreement dated March 5, 1996 between Del and Chase (the "Warrant Agreement"), Chase holds 17,000 warrants to purchase Common Stock of Del (the "Warrants"). Section 7.1 of the Warrant Agreement gives Chase, as the holder of the Warrants, certain demand registration rights (the "Demand Registration Rights") which may be exercised by Chase one time at any time after November 5, 1996. Section 7.2 of the Warrant Agreement gives Chase, as the holder of the Warrants, certain piggy-back registration rights (the "Piggy-Back Registration Rights") which would be exercisable in connection with the Impending Registration Statement.

        Del has requested that Chase waive the Piggy-Back Registration Rights in connection with the Impending Registration Statement. As an inducement to Chase to waive such rights, Del agrees that Chase may exercise its Demand Registration Rights one time at any time after the earlier of (i) the thirtieth day after the Impending Registration Statement shall have been declared effective by the SEC or (ii) November 5, 1996.

        Chase hereby agrees to waive the Piggy-Back Registration Rights, subject to the foregoing modification of the date on which Chase may exercise its Demand Registration Rights.

        The waiver granted herein shall be effective only with respect to the Impending Registration Statement and shall not limit in any way the Piggy-Back Registration Rights of Chase with respect to any other registration statement.

        IN WITNESS WHEREOF, Chase and Del have caused this waiver and modification to be duly executed by their respective duly authorized officers as of the date set forth herein.

DATED:  April 25, 1996               DEL GLOBAL TECHNOLOGIES CORP.


                                     By:  /s/ Leonard A. Trugman
                                          Name: Leonard A. Trugman
                                          Title: Chairman, CEO & President


                                     THE CHASE MANHATTAN BANK, N.A.


                                     By:  /s/ Michael D. Anthony
                                          Name:  Michael D. Anthony
                                          Title: Vice President